                                  PRESS RELEASE

CONTACT: Eric Andrus
         1-877-496-6704

                  COURT APPROVES ADELPHIA'S "FIRST DAY ORDERS"
                     IN FILING FOR CHAPTER 11 REORGANIZATION

       Immediate Authority Granted to Pay Employees' Salaries and Benefits

     Court Authorized Payment of Pre-Petition Obligations to Local Franchise
                                   Authorities

                 Vendors and Suppliers to be Paid Going Forward
                               According to Terms

     Adelphia Continues to Provide Quality Cable Programming and High-Speed
            Internet Access Service to Customers Without Interruption

COUDERSPORT, Pa., June 27, 2002 - Adelphia Communications Corporation (OTC:
ADELA) announced today that the U.S. Bankruptcy Court for the Southern District of New York has approved the Company's request for "first day orders," including:

..    Immediate authority to pay employees' salaries and wages and to continue to provide health and other employee benefits to them;

..    Authority to pay its local franchise authorities pre-petition obligations;
     and

..    Authority to continue to satisfy all of its pre-petition obligations to customers, including with respect to rebates and deposits.

The Court also entered various other orders to ensure that the Company has the ability to operate smoothly during the Chapter 11 process.

The Company also announced that the Court has set a hearing for Friday, June 28, 2002, for Adelphia's motion for immediate access to $500 million of its $1.5 billion Debtor-in-Possession (DIP) financing provided by a consortium of bank lenders, led by JPMorgan Chase Bank and Citigroup USA, Inc. Adelphia and more than 200 of its subsidiaries announced earlier that voluntary petitions under Chapter 11 of the U.S. Bankruptcy Code have been filed with the U.S. Bankruptcy Court for the Southern District of New York to restructure the Company's debt and reorganize the business.

Adelphia is continuing to supply cable entertainment, high-speed Internet access and other services to its millions of customers without interruption in all of its markets which serve more than 3,500 communities across the nation.

About Adelphia

Adelphia Communications Corporation, with headquarters in Coudersport, Pennsylvania, is the sixth-largest cable television company in the country.

Certain statements in this press release are forward-looking statements that are subject to material risks and uncertainties. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results or developments may differ materially from those expressed or implied in the forward-looking statements as a result of various factors which are discussed in the Company's filings with the Securities and Exchange Commission. These risks and uncertainties include, but are not limited to, uncertainties relating to general economic and business conditions, acquisitions and divestitures, the availability and cost of capital, government and regulatory policies, the pricing and availability of equipment, materials, inventories and programming, product acceptance and customer spending patterns, the Company's ability to execute on its business plans and to construct, expand and upgrade its networks, risks associated with reliance on the performance and financial condition of vendors and customers, technological developments, changes in the competitive environment in which the Company operates, and matters relating to or in connection with the recent bankruptcy filings and proceedings of Adelphia Business Solutions, Inc. These risks and uncertainties also include matters arising out of the Company's delay in filing with the Securities and Exchange Commission its Form 10-K for the year ended December 31, 2001 and its Form 10-Q for the quarter ended March 31, 2002, liquidity short falls arising out of defaults under loan agreements and indentures, the announced delisting of the Company's common stock by Nasdaq, pending derivative and class action lawsuits, and matters arising out of the pending internal investigation by the Special Committee of the Board of Directors of the Company. Additional information regarding risks, uncertainties and other factors that may affect the business and financial results of Adelphia can be found in the Company's filings with the Securities and Exchange Commission, including its recently filed Current Reports on Form 8-K, the most recently filed Quarterly Report on Form 10-Q, the Form 10-K for the year ended December 31, 2000, and the most recent prospectus supplement filed under Registration Statement No. 333-64224, under the section entitled "Risk Factors" contained therein. The Company does not undertake to update any forward-looking statements in this press release or with respect to matters described herein.

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